UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GARMIN LTD.
(Exact name of registrant as specified in its charter)
Switzerland	98-0229227
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Mühlentalstrasse 2 8200 Schaffhausen Switzerland	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Registered Shares, CHF 0.10 Per Share Par Value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

Garmin Ltd. is filing this Form 8-A in connection with the transfer of the listing of its registered shares, CHF 0.10 par value per share, from the NASDAQ Global Select Market to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Registrant’s Registered Shares as set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 26, 2020 (File No. 000-31983) is hereby incorporated by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 2, 2021	GARMIN LTD.

	By:	/s/ Andrew R. Etkind
		Name:	Andrew R. Etkind
		Title:	Vice President, General Counsel and Secretary